  EXHIBIT 10.2

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the "Agreement"), dated as of May 27, 2020 (the "Effective Date") is made by and between Rivulet Films, Inc., a Delaware corporation (the "Company"), Rivulet Media, Inc., a Delaware corporation (the "Parent") and Paris Film, Inc. with regard to the cash compensation and Rob Paris (individually) with regard to the stock grant (collectively the "Employee") c/o Entertainment Law Partners, PC, 2431 San Marco Dr., Los Angeles, California 90068. The Company, the Parent and Employee are referred to in this Agreement individually as a "Party" and, collectively, as the "Parties."

RECITALS:

A. The Company, a wholly owned subsidiary of Parent, is engaged in the business of providing, creating, developing, producing, and marketing films, movies and other video productions (the "Business").

B. The Company, the Parent and Employee desire to enter into this Agreement to clarify the terms and conditions of Employee's employment by the Company.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1.      Employment/Duties. Company agrees to employ Employee in the position of "President of Rivulet Films" for the Company. Employee will be responsible for performing those duties, as that position is commonly understood to perform, that are reasonably assigned to Employee from time to time by the CEO Mike Witherill of the Company, or by those individuals designated by the CEO to assign such duties (collectively, the “Services”). The Company will provide appropriate training to Employee to permit Employee to perform Employee's duties competently. Employee shall directly report to the CEO.

2.      Employment. This Agreement shall commence upon Employee's signature and receipt of the installation of such compensation (stock options and cash) as noted in Exhibit "A". Following a six (6) month guaranteed term beginning on June 1, 2020 (the "Guaranteed Term"), then, following the Guaranteed Term and issuance of all stock and guaranteed payment per Exhibit “A”, EMPLOYEE AND COMPANY ACKNOWLEDGE THAT THIS EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT THE OPTION OF THE EMPLOYEE, THE COMPANY OR THE COMPANY’S CEO, WITH OR WITHOUT NOTICE. The Parties agree that the obligations created in Sections 3(b), 6, 7, 9, 10, 11, 12, 13 and 14 of this Agreement will survive the termination of Employee's employment with the Company.

3.      Employee's Responsibilities; Assignment of Film Projects.

(a) Employee agrees that during the term of Employee's employment by the Company Employee will devote Employee's non- exclusive, first priority, no material interference business time (does not have to be in person), and Employee's best efforts and abilities to the performance of Employee's duties for the Company. Employee will act with the Company's best interest in mind at all times and will conduct itself and cause its affiliates to conduct themselves at the highest professional standards of ethics and integrity. Employee agrees to use Employee's best efforts and skills to preserve and grow the business of the Company and the good will of its customers, employees and persons having business relations with the Company. Employee will comply with all applicable laws and with all the Company's policies and procedures, as may be amended by the Company in its sole discretion.

(b) To the extent controlled by Employee (as delineated in Exhibit “A”) and so long as Employee remains attached to each project in perpetuity, Employee hereby grants to Company a right of first refusal to all rights, title and interest to the Film Projects (as defined on Exhibit A). Employee further acknowledges that such right of first refusal, and Employee's covenants, representations and warranties set forth here is material consideration for the Company entering into this Agreement and without such conveyance the Company would not execute this Agreement (the "Right of First Refusal Period"). Any film projects not listed on Exhibit “A” and not optioned to a third party under development, production or under the control of Company, before the end of the Guaranteed Term will remain with Employee without Company lien or encumbrance.

4.     Representations, Warranties and Covenants. Employee warrants and represents that Employee is under no contractual, judicial or other restraint that impairs Employee's right or legal ability to enter into this Agreement and to carry out Employee's duties and responsibilities for the Company.

(a) The Company and Parent represent, warrant and covenant to Employee as follows:

(i)     The Company and Parent have the full authority, right, power and legal capacity to enter into this Agreement and to consummate the transactions which are provided for herein. The execution of this Agreement by the Company and Parent and its delivery to Employee, and the consummation by it of the transactions which are contemplated herein have been duly approved and authorized by all necessary action by the Company and Parent and no further authorization shall be necessary on the part of the Company or Parent for the performance and consummation by the Company or Parent of the transactions which are contemplated by this Agreement.

(b) Employee represents, warrants and covenants to the Company and Parent that:

(i)     Employee has the right to enter into this Agreement, to grant and convey the rights granted and conveyed herein and to perform fully all of his obligations in this Agreement;

(ii) Employee's entering into this Agreement with the Company and Parent and his performance of the Services do not and will not conflict with or result in any breach or default under any other agreement to which Employee is subject;

(iii) Employee and its affiliates has the required skill, experience and qualifications to perform the Services; Employee and its affiliates shall perform his duties in a professional and workmanlike manner in accordance with industry best standards for similar services;

(iv) Employee shall perform the Services in compliance with all applicable federal, state and local laws and regulations;

(v) The Company will receive good and valid title to the Film Projects and to film projects to be developed in the future and all other results and proceeds of the Services performed under this Agreement (collectively, the "Deliverables"), free and clear of all encumbrances and liens of any kind; and

(vi) All Deliverables shall be Employee's original work (except for material in the public domain or provided or otherwise acquired by the Company from other third parties) and, to the best of Employee's knowledge, do not and will not violate or infringe upon the intellectual property right or any other right whatsoever of any person, firm, corporation or other entity

5.      Compensation and Benefits.

(a)          Base Salary. The Company shall pay to Employee a base salary as set forth on Exhibit A (the "Base Salary") commencing June 1, 2020 paid monthly thereafter on the 1st of each month during the Guaranteed Term and thereafter and may be subject to applicable legal deductions, all as may be determined by the Company from time to time and in accordance with applicable law.

(b)          Options. Promptly upon execution of this Agreement, subject to a stock option plan which shall be attached hereto as Exhibit C and incorporated herein by reference, the Parent will issue common stock of the Parent in the amount of nine (9) million shares of common stock at a strike price of Ten Cents ($.10) per share of which five (5) million will vest immediately on execution of this Agreement, two (2) million shares will no longer be subject of risk of forfeiture on June 1, 2021 and the remaining two (2) million shares will no longer be subject to risk of forfeiture on June 1, 2022. In addition, Employee will have the right to participate freely in all equity stock option plans and programs established for employees by the Company, which Employee shall participate in all aspects and benefit to that of any other similarly situated C-suite employee of Company, including Mike Witherill.

(c)          Other Benefits; Company Policies. During the Guaranteed Term (and thereafter while Employee is employed), the Company will provide Employee with other benefits (such as bonuses, perk packages, preferred stock positions, box office bonuses, back-end/contingent compensation and the like) made generally available to similarly situated employees of the Company, including Mike Witherill. The Company may terminate, alter, or augment all benefits offered to its employees, including Employee, as it deems appropriate from time to time in its sole and absolute discretion to the extent permitted by applicable law, but shall not selectively terminate, alter or augment any such treatment different from those made to other employees. Employee shall comply with all Company policies enacted or adopted from time to time by the Company including without limitation and expense reimbursement policies.

6.      Training and Confidential Information. The Company will provide Employee with such specialized training as the Company in its sole discretion deems necessary or beneficial to Employee's performance of Employee's job duties and will also provide confidential and proprietary information to Employee. Employee agrees to safeguard all such confidential and proprietary information as set forth in the Acknowledgement Regarding Confidential Information and Original Work attached hereto as Exhibit B.

7.      Restrictive Covenants. In consideration for the commitments made by the Company to Employee in this Agreement regarding the Company's employment and training of Employee and the Company's disclosure of its Confidential Information (as defined in Exhibit B hereto) to Employee, Employee agrees to the restrictions set out in this Section 7. Employee recognizes and agrees that these restrictions are necessary to protect the Company's customer base, good will, Confidential Information and other business interests. Accordingly, Employee hereby covenants and agrees as follows:

(a)      Corporate Opportunities. Subject to Clause 3(b) above, during the term of this Agreement, Employee will submit to the CEO of the Company all business, commercial and investment opportunities or offers presented to Employee or of which Employee or its affiliates become aware which relate to the businesses of the Company as such businesses of the Company exist at any time during the term of this Agreement. However, if the Company determines not to pursue any Corporate Opportunity, then Employee will retain all rights to exploit and pursue the Corporate Opportunity at its sole discretion ("Corporate Opportunities").

(b)      Non-Access. Commencing on the date of Employee's termination from the Company and continuing thereafter, neither Employee nor any of its affiliates will access the Company's or Parent's computer systems, download Parent or Company files or any information from the Company's or Parent's computer systems or in any way interfere, disrupt, modify or change any computer program used by the Company or Parent or any data stored on the Company's or Parent's computer systems.

(c)      Non-Disparagement. The Parties agree that during the term of Employee's employment with the Company and at any time thereafter, not to make any statements or communications (written, oral or electronically, publicly or privately) that are intended to or could disparage or otherwise adversely affect the business reputation of the Employee, the Parent or the Company, or each of their affiliates, or their owners, shareholders, directors, managers, officers, employees, or products or services. Without limitation, this prohibition applies to statements made anonymously, or under an alias, and includes postings made online or via social media, including but not limited to Facebook, Instagram, LinkedIn, TikTok, and Twitter.

(d)      Amendment. If the covenants contained in Sections 7(a)-(c) of this Agreement, or any portion thereof, are found by any court having jurisdiction to be too broad in scope, whether as to activities, time period, geographic area or otherwise, these covenants will nevertheless remain effective but will be considered amended to the extent considered by such court to be reasonable, and will be fully enforceable as so amended.

8.      Termination of Agreement. This Agreement may be terminated as set forth below.

(a)      Death or Disability. This Agreement shall automatically terminate upon the death of Rob Paris or upon Rob Paris’ becoming disabled to the extent that Employee cannot perform the essential functions of Employee's position due to the inability of Rob Paris to perform the duties required of Employee as determined in good faith by a physician reasonably acceptable to the Company. In the event this Agreement is terminated pursuant to this subsection, the Company shall pay to Employee the Base Salary and common stock (under Clause 5(b)) due to Employee through the date of the termination of Employee's employment.

(b)      By the Parties. Following the Guaranteed Term (which the Company shall provide two (2) weeks' notice of any such termination hereof), the Company may terminate this Agreement immediately for any reason or no reason, with or without notice. Employee may terminate this Agreement for any reason or no reason by giving the Company two (2) weeks' prior written notice of Employee's intent to terminate (the "Notice Period"). Upon giving such notice by Employee, the Parties shall meet and in good faith confer regarding Employee's work responsibilities during the Notice Period. During the Notice Period, Employee agrees to use Employee's reasonable best efforts to continue Employee's work for the Company and the Company agrees to continue compensating Employee until Employee's termination date with the same compensation and benefits as Employee received immediately before the notice was given. In the event this Agreement is terminated pursuant to this subsection by either Party, the Company shall pay to Employee the Base Salary due to Employee through the date of Employee's termination.

9.      Return of Property to the Company. Upon the termination of Employee's employment with the Company, Employee agrees to immediately provide the Company with a written inventory of all Company-owned property in Employee's possession or under Employee's control and to immediately return to the Company all Company-owned property in Employee's possession or control, including but not limited to Confidential Information. After Employee's termination Employee will not retain copies of any documents or other property belonging to the Company. Employee will use Employee's reasonable best efforts to delete, permanently remove or otherwise erase those copies of any Company-owned property that resides on Employee's hard drives, file servers, computer backups, disaster recovery or electronic media continuity systems.

The obligations of Employee with respect to any such Company-owned property shall survive until the same is deleted, removed or otherwise erased from such hard drives, file services, computer backup, disaster recovery or electronic media continuity systems.

10.      Works; Developments. Subject to Exhibit A and Clause 7(a) above, Employee acknowledges that the Company owns all Intellectual Property Rights (defined below) in any material developed, sourced and optioned/purchased by Company in connection with Employee's employment by the Company. Employee agrees that any and all written materials and writings ("Work") that are optioned or greenlit for development by Company for the Company's use during the term of Employee's employment shall be deemed a "work made for hire" within the meaning of the United States Copyright Act, Title 17, United States Code, which vests all copyright interest in and to the Work in the Company. Employee agrees to notify the Company of any Work conceived or developed by Employee during the term of Employee's employment. In exchange for the covenants in this Agreement and other good and valuable consideration, Employee acknowledges and agrees that all of the Work (and all rights therein, including, without limitation, copyright) belongs to and shall be the sole and exclusive property of the Company. Employee further acknowledges and agrees to the Acknowledgement Regarding Confidential Information and Original Work attached hereto as Exhibit B.

11.      Arbitration.

(a) Any dispute, controversy or claim arising out of or relating to this Agreement, its enforcement, arbitrability or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions and/or arising out of or relating in any way to Employee's employment, including application for employment, with the Company or termination of employment, including any alleged violation of statute, common law or public policy shall be submitted to and decided by final and binding arbitration. Notwithstanding anything to the contrary, nothing in this Agreement shall be interpreted to mean that employees are precluded from filing complaints with the federal Equal Employment Opportunity Commission, and National Labor Relations Board.

(b) The arbitration shall be administered by the American Arbitration Association and held in Los Angeles before a single arbitrator, in strict adherence to the then-current American Arbitration Association and the Federal Arbitration Act, as modified by the terms and conditions contained in this Agreement.

(c) By entering into this Agreement, Employee agrees to waive all rights to a jury trial and waives the right to pursue any class action, collective action, or representative claims to the maximum extent allowed by law. To the extent a class or collective action or representative claim may not be waived, the Employee agrees to stay any such claims until after all claims subject to arbitration are fully resolved.

(d) The arbitrator shall be selected by mutual agreement of the parties or, if the parties cannot agree, then by striking from a list of arbitrators supplied by American Arbitration Association. The arbitrator shall issue a written opinion stating the essential findings and conclusions on which the arbitrator's award is based. Each Party shall pay its own expenses of arbitration, and the expenses of the arbitrators shall be equally shared between the Company and Employee unless the arbitrators assess as part of their award all or any part of the arbitration expenses of a Party (including reasonable attorneys' fees) against the other Party.

(e)          Employee may contact the Company or its CEO if Employee has any questions about the arbitration process. This Agreement to arbitrate is freely negotiated between Employee and the Company and is mutually entered into between the parties. Each Party fully understands and agrees that they are giving up certain rights otherwise afforded to them by civil court actions, including but not limited to the right to a jury trial.

12.      Waiver of Right to Jury Trial. NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT, PARTIES SHALL, AND HEREBY DO, IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTE, CONTROVERSY, CLAIM, OR CAUSE OF ACTION ARISING OUT OF OR RELATING TO EMPLOYEE'S EMPLOYMENT WITH THE COMPANY, THE TERMINATION OF THAT EMPLOYMENT, OR THIS AGREEMENT (EITHER ALLEGED BREACH OR ENFORCEMENT).

13.      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

14.      Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable, or void, in whole or in part, then both Parties will be relieved of all obligations arising under such provision, but only to the extent it is illegal, unenforceable, or void. The Parties intend that this Agreement will be deemed amended by modifying any such illegal, unenforceable, or void provision to the extent necessary to make it legal and enforceable while preserving its intent, or if such is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives. Notwithstanding the foregoing, if the remainder of this Agreement will not be affected by such declaration or finding and is capable of substantial performance, then each provision not so affected will be enforced to the extent permitted by law.

15.      Waiver. No delay or omission by either Party to exercise any right or power under this Agreement will impair such right or power or be construed as a waiver thereof. A waiver by either Party of any of the covenants to be performed by the other or any breach thereof will not be construed to be a waiver of any succeeding breach thereof or of any other covenant contained in this Agreement. All remedies provided for in this Agreement will be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise.

16.      Notices. Any notices, consents, demands, requests, approvals and other communications to be given under this Agreement by either Party to the other shall be deemed to have been duly given if given in writing and personally delivered or sent by mail (registered or certified) or by a recognized "next-day delivery service" to (a) if to the Company, the address of the Company's corporate headquarters, and (b) if to Employee, the address identified on Employee's payroll check or such other address as Employee may have advised the Company in writing. Alternatively, notice may be given electronically by email, SMS text message, or iMessage to the email addresses and phone numbers set forth on the signature page to this Agreement, if any.

17.      Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and Employee relating to the subject matter herein and supersedes all prior discussions or representations between the Parties including, but not limited to, any representations made during any interview(s) or relocation negotiations, whether written or oral. Any subsequent change or changes in Employee's duties, salary, or compensation will not affect the validity or scope of this Agreement.

18.      Amendment. This Agreement may be amended only in a writing signed by both Parties.

19.      Gender. Unless the context clearly indicates otherwise, wherever the masculine or feminine is used in this Agreement, the same is intended, and shall be understood and interpreted to include all individuals, of any gender, or those who do not identify with any gender.

20.      Drafting. It is agreed to by both Parties that there should be no effect given to which Party or law firm drafted this Agreement.

21.      Assignment. This Agreement shall be binding on the Parties' respective successors, heirs, and assigns. The Company may freely assign this Agreement in its sole and absolute discretion. Employee may not assign this Agreement but may at any time assign stock to any affiliate of its choosing. Company will directly pay 5% of Employee’s Base Salary and Common Stock to Entertainment Law Partners, PC and offset this same amount from the compensation of Employee.

22.      Counterparts. This Agreement may be signed in any number of counterparts, which shall constitute but one document. Facsimile, DocuSign, PDF, or email copies of signatures will be deemed acceptable as original signatures.

23.      Acknowledgment. By signing below, the Parties certify and represent that they have carefully read and considered the foregoing Agreement, including the Acknowledgement Regarding Confidential Information and Original Work attached hereto as Exhibit B, and fully understand all provisions of this Agreement and understand the consequences of signing this Agreement, and have signed this Agreement voluntarily and without coercion, undue influence, threats, or intimidations of any kind or type whatsoever.

24.      Attorneys' Fees and Costs. In the event of any claim, controversy or dispute arising out of or relating to this Agreement, or the breach hereof, the each Party shall be pay their own attorneys' fees and costs in connection with any arbitration or court proceeding.

(Signature page follows.)

IN WITNESS WHEREOF, each Party has duly executed and delivered this Employment Agreement as of the Effective Date, which both Parties understand and agree includes Exhibit A.

COMPANY:

RIVULET FILMS, INC
a Delaware corporation

By: /s/ Michael Witherill
Name: Michael Witherill
Title: President
Email: ______________

PARENT:

RIVULET MEDIA, INC.
a Delaware corporation

By: /s/ Michael Witherill
Name: Michael Witherill
Title: President

EMPLOYEE: PARIS FILM, INC.

/s/ Rob Paris
Rob Paris
President
Email: rob@parisfilminc.com
Cell Phone: 310 402 6527

INDIVIDUAL: ROB PARIS

/s/ Rob Paris
Printed Name: Rob Paris
Email: rob@parisfilminc.com
Cell Phone: 310 402 6527

Signature Page – Employment Agreement—___________________

EXHIBIT A

Compensation; Assignment of Film Project Rights by Employee

A. Compensation to Employee:
Base Salary. Base compensation to Employee during the term of the Agreement to be $10,000 per month guaranteed for the first six (6) months commencing June 1, 2020.

B. Film Projects Assigned by Employee to the Company:
For purposes hereof, "Film Projects" shall mean all rights, title and interest, including without limitation all (1) motion picture, ancillary and allied rights and (2) other intellectual property rights associated therewith, to the following production material sourced with respect to each of with either Employee or his affiliate possesses or the ability to gain possession of such rights, title or interest:

1. PLEASE BABY PLEASE (as to which Employee has provided the Company with a term sheet, which is in good faith negotiation); and

2. ACOLYTE (written by Derek Kolstad) (as to which Employee reasonably believes he can obtain such rights); and

3. All other film, story or other production concepts which Employee creates, develops or otherwise originates during the term of the Agreement (which new concepts shall be added to this Exhibit A from time to time) and not passed on by Company.

B. Employee shall be attached as producer, subject to a separate producer agreement, negotiated in good faith per standard industry custom and Employee’s precedent and stature in the entertainment business, to all projects sourced by Employee during the term of Employee’s employment. This clause C. shall survive any termination of this Agreement. For the sake of clarity, regardless of Employee’s employment status, Employee shall remain a producer, on a pay or play basis, to each project under this Agreement.

A-1

Exhibit B

Acknowledgement Regarding Confidential Information and Works Subject to the
Agreement. In the event of a conflict between this acknowledgement and the
 Agreement, the Agreement shall control.

1. Confidential Information.

A. Company Information. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company to fulfill my employment obligations, or to disclose to any person, firm or corporation without written authorization of the President, any Confidential Information of the Company. I understand that "Confidential Information" means any non-public information that relates to the actual or anticipated business or research and development of the Company, technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding the Company's products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), developments, inventions, processes, formulas, technology, designs, drawings, engineering, marketing, finances, ideas, artwork, plans, documents, concepts, inventions, trademark and copyright applications, improvements, specifications, drawings, cost data, process flow diagrams, customer and supplier lists, bills, other business information and/or any other written material referring to same. I further understand that Confidential Information does not include any of the foregoing items which have become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof.

B. Former Employer Information. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

C. Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

2. Works.

A. Prior Works. Subject to clause 7(a), ff in the course of my employment with the Company, I incorporate into a Company product, process or service a prior work owned by me or in which I have an interest, I hereby grant to the Company a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such prior work as part of or in connection with such product, process or service, and to practice any method related thereto.

B-1

B. Assignment of Works. Subject to the Clause 7(a) of the Agreement and strictly limited to those project contemplated under Employee’s tenure of employment, I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, ideas, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as "Works"). I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any invention developed by me solely or jointly with others is within the Company's sole discretion and for the Company's sole benefit and that no royalty will be due to me as a result of the Company's efforts to commercialize or market any such invention. Notwithstanding this Section 2(b), if the company determines that is will neither option of “greenlight” the Works then this assignment shall be revoked and Employee will retain all Works.

C. Works Assigned to the United States. Subject to the Clause 7(a) of the Agreement and strictly limited to those projects contemplated under Employee’s tenure of employment, I agree to assign to the United States government all my right, title, and interest in and to any and all Works whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

D. Maintenance of Records. I agree to keep and maintain adequate and current written records of all Works made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

E. Patent and Copyright Registrations. Subject to the Clause 7(a) of the Agreement and strictly limited to those project contemplated under Employee’s tenure of employment, I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Works and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Works, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Works or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

B-2

Exhibit C

Attached under Separate Cover

C-1